EXHIBIT 4.2

CONFORMED COPY

SERIES 2005-1

INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC

CROWN CASTLE SOUTH LLC

CROWN COMMUNICATION INC.

CROWN CASTLE PT INC.

CROWN COMMUNICATION NEW YORK, INC.

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO

as Issuers

and

JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of June 1, 2005

Authorizing the Issuance of

$1,900,000,000

Senior Secured Tower Revenue Notes, Series 2005-1

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.	1

ARTICLE II

SERIES 2005-1 NOTE DETAILS; FORM OF SERIES 2005-1 NOTES

Section 2.01	Series 2005-1 Note Details.	3
Section 2.02	Delivery of Series 2005-1 Notes.	4
Section 2.03	Forms of Series 2005-1 Notes.	4

ARTICLE III

GENERAL PROVISIONS

Section 3.01	Date of Execution.	4
Section 3.02	Governing Law.	4
Section 3.03	Severability.	5
Section 3.04	Counterparts.	5

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01	Applicability	5

i

SERIES 2005-1

INDENTURE SUPPLEMENT

THIS SERIES 2005-1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of June 1, 2005, is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company, CROWN COMMUNICATION INC., a Delaware corporation, CROWN CASTLE PT INC., a Delaware corporation, CROWN COMMUNICATION NEW YORK, INC., a Delaware corporation, and CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, a Puerto Rico corporation (collectively, together with the Issuer Entity, the “Issuers”), and JPMorgan Chase Bank, N.A., as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuers have entered into an Indenture, dated as of June 1, 2005 (the “Indenture”), between the Issuers and the Indenture Trustee; and

WHEREAS, the Issuers desire to enter into this Indenture Supplement in order to issue Notes pursuant to the terms of the Indenture and Section 2.07 thereof;

WHEREAS, the Issuers represent that they have duly authorized the issuance of $1,900,000,000 of Senior Secured Tower Revenue Notes, Series 2005-1, consisting of five classes designated as Class A-FX (the “Class A-FX Notes”), Class A-FL (the “Class A-FL Notes”), Class B (the “Class B Notes”), Class C (the “Class C Notes”) and Class D (the “Class D Notes” and, together with the Class A-FX Notes, the Class A-FL Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Series 2005-1 Notes”);

WHEREAS, the Series 2005-1 Notes constitute Notes as defined in the Indenture;

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such term in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Indenture Supplement unless the context clearly requires otherwise:

1

“Allocated Note Amount” for (x) any Tower Site will be equal to the sum of (i) $10,000 for each Tower Site plus (ii) the product of (A) a percentage determined as of the Closing Date with respect to such Tower Site based on the positive Annualized Run Rate Net Cash Flow generated by such Tower Site as of December 15, 2004 divided by the total Annualized Run Rate Net Cash Flow generated by all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of December 15, 2004 and (B) the outstanding principal balance of the Notes as of the Closing Date minus the aggregate amount allocated pursuant to clause (i) above and (y) for any Tower Site which is a replacement Tower Site in connection with a property substitution, the aggregate Allocated Note Amount of all Tower Sites replaced by such Tower Site. Schedule 1 sets forth the Allocated Note Amount for each Tower Site.

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Class A-FL Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class A-FX Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class B Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class C Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Class D Notes” shall have the meaning ascribed to it in the Recitals hereto.

“Closing Date” shall mean June 8, 2005.

“Date of Issuance” shall mean, with respect to the Series 2005-1 Notes, June 8, 2005.

“Initial Purchasers” shall mean Morgan Stanley & Co. Incorporated and Lehman Brothers Inc.

“Note Rate” shall mean the rate per annum at which interest accrues on each Class of each Series of Notes, which, with respect to each Class of the Series 2005-1 Notes, is set forth in Section 2.01(a) hereof, provided that, with respect to the Class A-FL Notes, for the initial interest accrual period LIBOR shall be an interpolated percentage, determined by the Swap Counterparty, to reflect the longer initial interest accrual period.

“Offering Memorandum” shall mean the Offering Memorandum dated May 26, 2005, relating to the issuance by the Issuers of the Notes.

“Payment Date” shall mean the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day, beginning July 15, 2005. On such Payment Date interest (or during an Amortization Period or after the Anticipated Repayment Date, principal and interest) due to holders of the Notes shall be payable.

“Post ARD Note Spread” shall, for each Class of the Series 2005-1 Notes, have the meaning set forth in the table below:

Class	Post-ARD Note Spread
Class A-FX	0.460%
Class A-FL	0.460%
Class B	0.700%
Class C	0.900%
Class D	1.450%

“Purchase Agreement” shall mean the Purchase Agreement dated May 26, 2005, relating to the purchase by the Initial Purchasers of the Series 2005-1 Notes.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

“Series 2005-1 Notes” shall have the meaning ascribed to it in the Recitals hereto.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2005-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall govern.

ARTICLE II

SERIES 2005-1 NOTE DETAILS; FORM OF SERIES 2005-1 NOTES

Section 2.01 Series 2005-1 Note Details.

(a) The aggregate principal amount of the Series 2005-1 Notes which may be initially authenticated and delivered under this Indenture Supplement shall be individually issued in five (5) separate classes, each having the class designation, Initial Class Principal Balance, Note Rate and rating set forth below (except for Series 2005-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Class	Initial Class Principal Balance	Note Rate	Rating (Moody’s/Fitch)
Class A-FX	$948,460,000	4.643%	Aaa/AAA
Class A-FL	$250,000,000	LIBOR +0.380%	Aaa/AAA
Class B	$233,845,000	4.878%	Aa2/AA
Class C	$233,845,000	5.074%	A2/A
Class D	$233,850,000	5.612%	Baa2/BBB

(b) The Issuers shall not be required to pay any principal on the Series 2005-1 Notes prior to the Payment Date in June, 2010 (such Payment Date, the “Anticipated Repayment Date”); provided, that upon the commencement of an Amortization Period, or after the occurrence and during the continuation of an Event of Default, the Issuers shall be required to make principal payments on the Series 2005-1 Notes out of Excess Cash Flow, as described more fully in the Indenture. The aggregate Outstanding Class Principal Balance of all Classes of Series 2005-1 Notes shall be due and payable in full on the Payment Date in June, 2035 (such Payment Date, the “Rated Final Payment Date”).

Section 2.02 Delivery of Series 2005-1 Notes. Upon the execution and delivery of this Indenture Supplement, the Issuers shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2005-1 Notes and deliver the Series 2005-1 Notes to the Depositary.

Section 2.03 Forms of Series 2005-1 Notes. The Series 2005-1 Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

GENERAL PROVISIONS

Section 3.01 Date of Execution. This Indenture Supplement for convenience and for the purpose of reference is dated as of June 1, 2005.

Section 3.02 Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

Section 3.03 Severability. In case any provision in this Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04 Counterparts. This Indenture and any Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

ARTICLE IV

APPLICABILITY OF INDENTURE

Section 4.01 Applicability The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN COMMUNICATION INC., as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE PT INC., as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN COMMUNICATION NEW YORK, INC., as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO, as Issuer

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Indenture Trustee

By:	/s/ Melissa J. Adelson
Name:	Melissa J. Adelson
Title:	Vice President